Exhibit 99.1

Altra Holdings Inc. Announces Agreement to Acquire Svendborg Brakes

Company Signs Definitive Agreement to Acquire Premier Industrial Brake Manufacturer

Will Expand Product Portfolio and End Market Coverage

November 6, 2013 (Braintree, Massachusetts): Altra Holdings Inc. (NASDAQ: AIMC) today announced that it has signed a definitive agreement to acquire the shares of Svendborg Brakes A/S and S.B. Patent Holding ApS (together “Svendborg”) for a cash consideration of 80.1 million Euros, less the cash remaining on the balance sheet at close, which is payable upon completion of the acquisition. Altra intends to finance the transaction through a combination of European cash and additional borrowings under its credit agreement.

The finalization of the transaction is subject to customary closing conditions, including receipt of required regulatory approvals, and is expected to take place during the fourth quarter of 2013. The acquisition is anticipated to be accretive to Altra Holdings’ earnings in 2014 in the range of $0.10 to $0.15 per diluted share, excluding any one-time or acquisition-related costs.

With the anticipated completion of this acquisition in the fourth quarter of 2013, Altra is forecasting 2014 sales in the range of $790 to $820 million and Non-GAAP diluted earnings per share of $1.80 - $1.95*. Altra expects capital expenditures to be in the range of $22 to $24 million and depreciation and amortization to be between $34 and $36 million for 2014. Altra expects its full year 2014 tax rate to be between 31% and 33% before discrete items.

Founded in 1884, Svendborg has a long history of designing and manufacturing hydraulic braking systems. Today, the company is the leading global manufacturer of premium quality caliper brakes, offering engineered solutions to demanding applications in the mining and energy markets. Svendborg is the No. 1 brand in caliper brakes and has a well-deserved reputation for high quality and superior engineering expertise. A privately held company headquartered in Denmark, Svendborg is anticipated to generate approximately 62 million Euros in revenues for 2013.

The acquisition of Svendborg:

•	Complements Altra’s portfolio of industry-leading clutches and brakes

•	Provides Altra with new control system technology

•	Expands coverage of long-term growth markets in energy and mining

•	Strengthens position in Europe and China; increases sales and service footprint in South America, South Africa and Australia

•	Generates additional cross-selling opportunities for Altra’s existing products, particularly couplings, Bauer gear motors and various clutch brake products

“We are excited about the acquisition of Svendborg, which provides us with an established business with a leading brand, new technology and a presence in a number of new geographic regions,” said Carl Christenson, Altra’s president and CEO. “This acquisition presents a number of new cross-selling and cost synergy opportunities that will help drive our top-line and bottom-line growth in the next few years. As we have demonstrated in the past decade through several successful transactions, acquisitions are a key part of our growth strategy,” Christenson continued. “Our integration team has prepared a complete 100-day integration program, which will be managed full-time to ensure a successful combination of the two companies.”

Altra will conduct an investor conference call to discuss the proposed acquisition on November 7, 2013 at 9:00 a.m. EST. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the “Investor Relations” section of www.altramotion.com. A replay of the recorded conference call will be available at the conclusion of the call on November 7, 2013 through midnight on November 21, 2013. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (replay ID # 13572815). A webcast replay also will be available.

*	The non-GAAP adjustments to the Company’s net income, which is used to calculate non-GAAP diluted earnings per share, could include adjustments for acquisition related expenses, restructuring costs, amortization adjustments, tax related adjustments, and other unknown adjustments, but the amount of such potential adjustments cannot be determined at this time without unreasonable efforts.

About Altra Holdings, Inc.

Altra Holdings, Inc., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in nine countries. Altra’s leading brands include Boston Gear, Warner Electric, TB Wood’s, Bauer Gear Motor, Formsprag Clutch, Wichita Clutch, Ameridrives Couplings, Kilian Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch, Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco-Dynatork, Lamiflex Couplings and Warner Linear.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Altra makes the statements. Forward-looking statements involve inherent risks and uncertainties and Altra cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, the anticipated timing of the transaction, the completion of the transaction on the terms proposed, the potential impact the acquisition will have on Altra including Altra’s earnings, market and geographic coverage, cross-

selling opportunities, the timeline for and management of the integration of Svendborg and Altra, Svendborg’s anticipated 2013 revenues, and Altra’s guidance for full year 2014. The forward-looking statements are based on assumptions regarding the timing of receipt of the necessary approvals, the time necessary to satisfy the conditions to the closing of the transaction, and management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer and Lamiflex acquisitions and integration and other acquisitions, (25) risks associated with the Company’s investment in a new manufacturing facility in China, (26) receipt of regulatory approvals with respect to the Svendborg acquisition without unexpected delays or conditions; (27) changes in expectations as to the closing of the Svendborg acquisition; (28) expected synergies and cost savings with respect to the Svendborg acquisition are not achieved or achieved at a slower pace than expected; (29) integration problems, delays or other related costs with respect to the Svendborg acquisition; (30) retention of Svendborg customers and suppliers; and (31) unanticipated changes in laws, regulations, or other industry standards affecting Altra and Svendborg.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Altra’s Annual Report on Form 10-K for the years ending December 31, 2012 and subsequent Reports on Form 10-Q and Form 8-K, and Altra’s other securities filings. Except as required by law, Altra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. AIMC-E

Contact:	Altra Holdings, Inc.
Christian Storch, Chief Financial Officer
(781) 917-0541
christian.storch@altramotion.com